Date:       July 29, 1994
                                             ----------------------------

     Robert C. Jaudes (as President of Laclede Gas Company), and Robert
J. Carroll (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the
 authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Employees' Retirement Plan of Laclede Gas Company - Management Employees as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.






































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

            AMENDMENTS TO THE EMPLOYEES' RETIREMENT PLAN
            OF LACLEDE GAS COMPANY - MANAGEMENT EMPLOYEES


The following amendments are effective October 1, 1989:


1.  The last paragraph of Section 4.3 is amended in its entirety as follows:

"Each such election made after December 31, 1984 must be in writing and signed by the Employee and his/her spouse; the spouse's consent must acknowledge the effect of the election; and the spouse's consent must be witnessed by a Plan representative or a notary public. The spousal consent shall be completed within the ninety (90) day period as prescribed by
Section 4.5. The spousal consent shall not be required if the Employee provides the Retirement Board with satisfactory evidence that such consent cannot be obtained because he/she does not have a spouse; the spouse cannot be located; or such other circumstances as are prescribed by Treasury Regulations. Any consent by a spouse shall be effective only with respect to such spouse."


2.  Paragraph D. of Section 5.5 is amended in its entirety as follows:

"D. Spousal Consent. Each such election made after December 31, 1984 must be in writing and signed by the Employee and his/her spouse; the spouse's consent must acknowledge the effect of the election; and the spouse's consent must be witnessed by a Plan representative or a notary public. The spousal consent shall be completed within the ninety (90) day period as prescribed in B. herein. The spousal consent shall not be required if the Employee provides the Retirement Board with satisfactory evidence that such consent cannot be obtained because he/she does not have a spouse; the spouse cannot be located; or such other circumstances as are prescribed by Treasury Regulations. Any consent by a spouse shall be effective only with respect to such spouse."



                                                  Robert C. Jaudes
                                          -------------------------------
                                          Title:  President and Chief
                                                  Executive Officer


                                                  Robert J. Carroll
                                          -------------------------------
                                          Title:  Senior Vice President -
                                                  Finance










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